Exhibit 10.2

Guangzhou New Baiyun Airport Electronic Light Box Advertising Contract
[TRANSLATED VERSION]

PARTY A:        Guangzhou Chuangrun Advertising Company Limited
Address:     168 Jiang Nan Da Do Zhong, Suite 1211, Guangzhou
Contact:      Cai Hanxiong
Tel:         020 84422633
Fax:      020 84423236

PARTY B:        Chi Shang Ling Yue Advertising Company Limited
Address:          75 Xian Lie Zhong Lu, Sui Fung Building 2/F, Room C18-19, Guangzhou
Contact:                   He Jun Wei
Tel:
Fax:

Advertising Project and Pricing:

Locations: (1)    Guangzhou New Baiyun Airport Departure Hall Light Boxes
           (2)     Guangzhou New Baiyun Airport A Corridor Light Boxes
            (3)     Guangzhou New Baiyun Airport B Corridor Light Boxes
            (4)     Guangzhou New Baiyun Airport C Corridor Light Boxes

(1)        New Baiyun Airport Departure Hall Light Boxes
From:      September 1 2005 to August 31, 2006
Total:                  20 boxes, 3 posters per box
Per Month:         RMB 128,000 each
Per Year:             RMB 1,536,000 each
Total per Year:  RMB 30,720,000

(2)                       New Baiyun Airport A Corridor Light Boxes
From:                 September 1 2005 to August 31, 2006
Total:                 20 boxes, 3 posters per box
Per Month:       RMB 128,000 each
Per Year:           RMB 1,536,000 each
Total per Year: RMB 30,720,000

(3)                        New Baiyun Airport B Corridor Light Boxes
From:                  September 1 2005 to August 31, 2006
Total:                  20 boxes, 3 posters per box
Per Month:        RMB 128,000 each
Per Year:            RMB 1,536,000 each
Total per Year: RMB 30,720,000

(4)                        New Baiyun Airport C Corridor Light Boxes
From:                   September 1 2005 to August 31, 2006
Total:                  10 boxes, 3 posters per box
Per Month:         RMB 128,000 each
Per Year:             RMB 1,536,000 each
Total per Year:   RMB 15,360,000

TOTAL:              RMB 107,520,000 (One hundred and seven million five hundred and twenty thousand)

Currency:            Renminbi (by check)

Payment Schedule: (Party B shall pay Party A according to the following terms and conditions):

1.
When 30% of the light boxes are up before August 15, 2005, then Party B shall pay Party A a 15% pre-payment, i.e. RMB 16,128,000 (Sixteen Million One Hundred and Twenty Eight RMB). Within seven days of completing putting up all the posters, Party B shall pay Party A the remainder, i.e. RMB 91,392,000 (Ninety One Million Three Hundred and Ninety Two Thousand RMB).

2.	If due to Force Majeure that Party A can not install 30% of the light boxes by August 15, 2005, then the 15% pre-payment from Party B will be deferred accordingly.

Party A: Guangzhou Chuangrun Advertising Company Limited

Representative:	/s/ Cai Hanxiong
May 26, 2005

Party B: Chi Shang Ling Yue Advertising Company Limited

Representative:	/s/ He Jun Wei
May 26, 2005

Common terms and conditions:

1.	Late payments apply; late payments shall equal 0.05% per day according to the advertising rate. If Party B is late by a month, Party A can stop installing posters or take posters down.

2. Party B shall provide the following documents concerning the posters:
a.	Business license and other manufacturing, operating permit;
b.	Documents from the Quality Bureau concerning the quality of the merchandise;
c.	Documents concerning the accuracy of the advertisement;
d.	If the poster requires administrative approval, the approval documents.

3. Refusal of Advertise

Party A has the right to examine the contents of the advertisements. If there are areas where they are not in accordance to <the Advertising Law> or any other law or regulation or the Airport’s demand; then Party A can request Party B to modify the advertisement. If Party B refuses, then Party A can refuse to install the poster, in such case, Party B is responsible for the damages.

4. Cost of Posters

Party B shall deliver design to Party A 5 days before the date of the advertisement, then 3 days after Party A notifies Party B of approval, Party B shall deliver design MO to Party A, Party A shall pay for production of the first poster and guarantee its quality for 1 year.

5. Changing Posters

If Party B has to notify Party A in writing concerning the change of a poster, and deliver a new design, and all required documentations.

6. Used Posters

Party B has to notify Party A if it desires to take back the used posters, Party A shall only keep used posters for 2 weeks.

7. Maintenance

Party A is responsible or all day to day maintenance of the posters. If damages occur as a consequence of Party A’s negligence, then Party A shall be responsible for no more than the original production cost of the poster.

8. Extension of Responsibility and Compensation

(i)	If Party A can not install advertisements on schedule, then it should continue to carry out the contract when it is capable of doing so.
(ii)	If Party B can not provide Party A with the necessary electronic material causing delay, then Party A is entitled to the fees according to this contract, without compensation to Party B.

9. Force Majeure

If due to war, rebellion, disaster, explosion, strike, and other unforeseeable problems, then is either side can not fulfill this contract, there is no responsibility.

10. Dispute Resolution

If there are disputes, either side can take the other side to court.

11. If it is Party A’s responsibility that causes a delay in Party B, Party A shall pay compensation equal to 0.5% per day of the cost of advertising.

12. If the above delay exceeds a week, then Party B is entitled to the whole amount.

13. Extension of Contract

Party has the first right to extend this contract under the same conditions.

There are 2 copies of this contract, Party A and Party B holds one each. Any other matter not covered in this contract can be covered by future appendices.